SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 30, 1998




                        THE CARBIDE/GRAPHITE GROUP, INC.

        Delaware                    0-20490                     25-1575609
(State of Incorporation)    (Commission File Number)          (IRS Employer
                                                           Identification Code)


                         One Gateway Center, 19th Floor
                                 Pittsburgh, PA
                                      15222
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (412) 562-3700

Item 1 through Item 4:  Not applicable.

Item 5 -- Other Events:


Current Developments Update
---------------------------

     On March 30, 1998, the Company announced the following information with respect to an expansion project at its affiliate, Seadrift Coke, L.P.:

     Pittsburgh,  PA - March 30, 1998 - The Carbide/Graphite Group, Inc. (NASDAQ
NNM: CGGI) today reported that construction of the Seadrift, Texas needle coke expansion project is complete but the start-up has taken longer than expected. The negative impact on net income resulting from the delay in the third fiscal quarter ending April 30, 1998 is currently estimated to be approximately $2.5 million to $3.5 million. The construction of the Seadrift needle coke expansion project was completed under a very aggressive time schedule. The expansion equipment is fully functional and the final operating parameters are expected to be completed over the next several weeks.

     The Carbide/Graphite Group, Inc. is a leading manufacturer of industrial graphite and calcium carbide products with manufacturing facilities in St. Marys, Pennsylvania; Niagara Falls, New York; Louisville and Calvert City, Kentucky; and Seadrift, Texas.

     Note: This release may contain forward looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual future results could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for the Company's products may not occur or continue, changing economic and competitive conditions, technological risks and other risks associated with the start-up and operation of major capital projects and other risks and uncertainties, including those detailed in the Company's filings with the Securities and Exchange Commission.


                                      # # #

Legal Proceedings Update
------------------------

     On April 1, 1998, the Company announced the following information regarding pending litigation:

     Pittsburgh,  PA - April 1, 1998 - The Carbide/Graphite  Group, Inc. (NASDAQ
NNM: CGGI) today announced that it had been served with a complaint commencing a civil antitrust action for alleged violations of the Sherman Antitrust Act. The complaint had been served on behalf of a number of purchasers who were previously included in the class of plaintiffs covered by the previously reported consolidated antitrust cases in Philadelphia. This action, which asserts substantially the same claims as the consolidated cases and seeks treble damages, has also been filed in the United States District Court for the Eastern District of Pennsylvania and names the Company, UCAR International, Inc., SGL Carbon Corporation, SGL Carbon AG and Showa Denko Carbon, Inc. as defendants. The Company intends to vigorously defend against this action.

                                      ###

Item 6 through Item 9:  Not applicable.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the following hereunto duly authorized.

                                         The Carbide/Graphite Group, Inc.

                                              /s/  Walter B. Fowler
                                    -------------------------------------------
                                    Walter B. Fowler - Chief Executive Officer
Dated:  April 1, 1998



















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